Exhibit 10.56

JOINDER AGREEMENT

Joinder Agreement, dated as of the 20th day of March, 2006, by and between Solomon Technologies, Inc., a Delaware corporation (the “Debtor”), and the undersigned (the “Investor”).

Reference is made to that certain Amended and Restated Security Agreement, dated as of March 16, 2005, by and among the Debtor, Woodlaken, LLC, Jezebel Management Corporation and the other investors listed on Schedule A thereto (the “Security Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Investor has purchased a Senior Secured Promissory Note in the principal amount of $25,000.00 from the Debtor. As a condition to permitting the Investor to share in the security interest in the Debtor’s assets described in the Security Agreement, the Debtor has required that the Investor execute this Joinder Agreement for the purpose of binding the Investor to the Security Agreement.

With the execution of this Joinder Agreement by the Investor, (i) the Investor hereby agrees to be bound by the terms of the Security Agreement as if the Investor was an original signatory to such agreement, (ii) the Investor shall be deemed to be a “Secured Party” under such agreement, and (iii) the Senior Secured Promissory Note purchased by the Investor shall be deemed to be a “Note” under such agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

DEBTOR: SOLOMON TECHNOLOGIES, INC. By: /s/ Peter W. DeVecchis, Jr. Name: Peter W. DeVecchis, Jr. Title: President INVESTOR: /s/ F. Jay Leonard F. Jay Leonard